UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Under Section 12(b) or (g) of The Securities Exchange Act of 1934

INNOVARO, INC.

(Exact name of registrant in its charter)

Delaware	93-2109296
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 389, 74 East Glenwood Avenue Smyrna, Delaware	19977
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (908) 462-2267

Securities to be registered under Section 12(b) of the Act:	NONE

Securities to be registered under Section 12(g) of the Act:	common stock, par value $0.00001
(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer □	Accelerated filer □
Non-accelerated filer ⌧	Smaller reporting company ⌧
Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Business.

Introduction.

We were incorporated in 1999 in Delaware under the name of Utek Corporation as a business development corporation and we acquired by merger a Florida corporation of the same name.  We changed our name to Innovaro, Inc. in 2010.  We filed reports with the SEC through 2014.  Our last annual report on Form 10-K disclosed our business as being focused on delivering innovation solutions to our clients through a combination of software and associated services as well as information for strategic decision making. We offered a comprehensive set of software to ensure the success of any innovation project, regardless of the size or intent. Our unique combination of our LaunchPad software (an integrated innovation environment) and our trends and foresight services provided any business with the innovation support they need to drive success.   Current management believes we have been dormant most of the time subsequent to 2014..  The only available business history subsequent to 2014 is summarized in the 2022 annual information statement published by current management at OTCMarkets.com which includes a statement that we were “previously engaged in software service”.  The disclosure states further that “the company does not have operations at this time but plans to acquire an operating company via reverse merger”.  However, we understand it is the plan of our two controlling stockholders, one of whom is our director and chief executive officer, to privately sell their shares to a person or persons yet to be identified who they expect will use us to acquire an operating business or start a business.  The address of our principal executive offices is Suite 389, 74 East Glenwood Avenue, Smyrna, Delaware and our phone number is (908) 462-2267.  We do not have a website.

We are a shell company

We are a shell company. We have no assets. We are not engaged in any business, do not have any operations and are not generating any revenues.

Item 1A. Risk Factors

A purchase of our shares will involve a high degree of risk.

We have no business, no operations and no history of either on which to base a decision to investment in our commons stock. You will be entirely dependent on the experience and judgment of our management to determine what business or industry in which we may engage. You have no assurance the management who will make decisions regarding the business or industry in which we engage will be our current management.

Our management, whether current or future, may have a conflict of interest when deciding what business to acquire.

Our current or future management making the decision regarding acquisition of a business may have a conflict of interest in the event that decision involves a company in which management has an ownership interest.

You can expect your percentage of ownership to be diluted in the event we raise capital to start a business or purchase a business for cash or stock.

In the event we decide to start a business or purchase a business, we will need to issue more stock to either sell for cash to fund operations, whether we start or acquire a business. It is likely that we may also issue stock to make an acquisition if that is the course we take to obtain a business. You have no assurance we will be able to either sell stock or use stock to make an acquisition.

2

You will not be able to evaluate the management that operates a business we start or acquire.

It is probable that current management will not be management that operates a business we start or we acquire. Current management is likely to be replaced by management who have experience in operating the type of business we start or acquire; however, you have no assurance that future management will have the any such experience.

You will not have any vote on the type of business we start or acquire.

Our current management will have the sole right to decide what business we start or acquire. Stockholders, especially minority stockholders, will not have any right to vote and are not likely to be able influence what business we start or acquire. You will be entirely dependent on current management to make the decisions regarding our business.

You are unable to determine the merits or risks of the business we may start or acquire, or even the industry in which we may ultimately operate.

You have no current basis to evaluate the possible merits or risks of the business we may start, the business we may acquire or the even the particular industry in which we may ultimately operate. The business we may start, the business we may acquire or the industry in which we ultimately operate may be characterized by a high level of risk.  Although our management will endeavor to evaluate the merits or risks of the business we may start, the business we may acquire or the even the particular industry in which we may ultimately operate., you have no assurance that our board of directors will properly ascertain or assess all of the significant risk factors.

Our long-term success will likely be dependent upon a yet to be identified management team which may be difficult to fully evaluate.

In the event we start or acquire a business, the success of our operations will be dependent upon management which we cannot now identify and numerous other factors beyond our control.   Although it is possible that our current management will remain associated with the business we start or acquire a business, it is likely that the management team will change and, in the event we acquire a business, it is likely the management team of that business will remain in place given that they will have greater knowledge, experience and expertise compared to our current management. We expect to be dependent upon a yet to be identified management team for our long-term success.  As a result, you will not be able to evaluate the management team that we will likely be dependent upon for our long-term success.  Although we intend to scrutinize management of a prospective business to be acquired as closely as possible in connection with evaluating the desirability of acquiring it, you have no assurance that our assessment of the business of its management team will prove to be correct.  These individuals may be unfamiliar with the requirements of operating a public company and the securities laws, which could increase the time and resources they must expend in becoming familiar with the complex disclosure and financial reporting requirements imposed on U.S. public companies.  This could be expensive and time-consuming and could lead to various regulatory issues that may adversely affect our future operations.

We may acquire a financially unstable company or an entity in the early stage of development or growth, which is subject to greater risks compared to an acquisition of a more established company with a proven record of earnings and growth.

We do not have financial resources that would make us attractive to persons controlling an existing business that is financially stable, which places us at a disadvantage of other publicly traded companies with whom we will complete to acquire an existing business operation, especially a business that is established with successful operations and an established record of sales or earnings.  Accordingly, businesses that would have an interest in being acquired by us will likely be financially unstable or early stage or emerging growth company, which would limit our prospects to businesses impacted by numerous risks inherent in the business and operations of such a company that we would not be subject to if we were to acquire a company with a more established company with a proven record of earnings and growth.

3

We do not have resources to conduct market research or to identify better industry or business opportunities.

We have not conducted nor do we have resources to conduct market research concerning better industries or better business opportunities.  Our management has not identified any specific industry or existing business. You have no assurance that we will be able to effectively identify either an industry or a business an any industry that is a sound business opportunity.  Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may, in many instances, act without the consent, vote or approval of our stockholders.

We may acquire a business on terms that are not favorable to us and to our existing stockholders.

We do not have the resources, financial and otherwise, to negotiate terms for acquisition of a business that would be deemed to be favorable to us and to our stockholders. Any such transaction is likely to be deemed to be more favorable to the owners of any business we acquire, particularly in the number of or shares the owners are willing to receive in exchange for their ownership. This is especially true with respect to the number of our shares our currently controlling stockholders retain as compared to shares we are obligated to newly issue. Our currently controlling stockholders will be incentivized to retain as many shares as possible and obligate us to issue new shares, which will reduce or dilute your percentage of ownership following any acquisition of an existing business.

Our acquisition of an existing business can be expected to benefit our controlling stockholders.

In achieving the acquisition of an existing business, you may expect our controlling stockholders to sell for cash all or a significant part of their shares to the persons who own the acquired business. Our management who are our controlling stockholders may be incentivized to acquire a business which results in the highest price for their stock rather than the best available business opportunity for us.

Our management will devote a portion of their time to other businesses which may cause conflicts of interest in the determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact us.

Our officers and sole director engage in other businesses and are not required to devote their full time or any specific number of hours to our affairs, which could create a conflict of interest when allocating time between our affairs and their other commitments.  We do not have and do not expect to have any full-time employees until we start or acquire a business, either of which you have no assurance.  Our officers’ and director’s other business affairs require them to devote substantial amounts of time to such affairs, which limits their ability to devote time to our affairs and could be expected to have a negative impact on our ability to start or acquire a business.  We cannot assure you that these conflicts will be resolved in our favor.

There is currently no active trading market for our common stock.

The public market for our shares is limited. See Item 9 “Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters” for price and volume information.

4

Item 2. Financial Information.

Plan of Operations

We have no assets and no operations. We have $2,500 in liabilities and have incurred operating expenses of $1,250 and $14,632 in 2023 and 2022, respectively and $204,129 in the first six months of 2024, of which $197,139 was executive compensation and a consulting fee paid it our shares of common stock. We do not have a plan of operations. Mr. Bland, our director and chief executive officer has voluntarily funded operating expenses; provided, that you have no assurance he will continue to do so.

Item 3. Properties.

We rent on a month to month basis an office in an office suite operation at $15.00 per month.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

Our principal stockholders are set forth in the following table. These principal stockholders include:

•	each of our directors and executive officers,
•	our directors and executive officers as a group, and
•	others who we know own more than five percent of our issued and outstanding common stock.

We believe each of these persons has sole voting and investment power over the shares they own, unless otherwise noted. The address of our directors and executive officers is our address.

		Number of Shares	Percentage
Kenneth D. Bland (1)	Common Stock	990,692,535	49.684%
	Special 2022 Series A Preferred (2)	1	100.00%
Jonathan Gruchy	none	none	0.00%
Jackson L. Morris	none	none	0.00%
All Directors and Officers as a Group (3 persons)	Common Stock	990,692,535	49.684%
	Special 2022 Series A Preferred (2)	1	100.00%
A.I. International Corporate Holdings, Ltd. (3)	Common Stock	985,692,535	49.284%
Address – Sable Trust Road Town, Tortola, British Virgin Islands

(1)	Mr. Bland’s shares are registered in the name of Rhyans Crawford LLC
(2)	The one share of Special 2022 Series A Preferred is entitled to cast sixty percent of all votes eligible to be cast on all matters submitted to the stockholders for approval and converts into 30,000,000 common shares.
(3)	A.I. International Corporate Holdings, Ltd. is entirely owned by Ezzat Jallad

5

Item 5. Directors and Executive Officers.

The following table sets forth information about our directors and our executive officers at the date of this prospectus:

Name	Age	Position	Director Since
Kenneth D. Bland	61	Director and Chief Executive Officer	April 20, 2024
Jonathan Gruchy	35	Chief Financial Officer	N/A
Jackson L. Morris	80	Corporation Secretary	N/A

Our stockholders elect our directors. Our directors serve terms of one year and are generally elected at each annual stockholders meeting; provided, that there is no assurance we will hold a stockholders’ meeting annually. Each director will remain in office until his successor is elected. We do not have independent directors using the definition of independence contained in the NASDAQ listing rules. Our executive officers are elected by the board of directors and their terms of office are at the discretion of the board of directors, subject to terms and conditions of their respective employment agreements, if any. We have the authority under Florida law and our bylaws to indemnify our directors and officers against certain liabilities. We have been informed by the U.S. Securities and Exchange Commission that indemnification against violations of federal securities law is against public policy and therefore unenforceable.

Management Biographies

Kenneth D. Bland is our sole director and Chief Executive Officer on a part time basis. He expects to devote _10 % of his time to our business and affairs. Mr. Bland is devoting all of his working time and attention to our business and affairs. Mr. Bland has been engaged in the development of a live video streaming application and platform for mobile devices during the past five years. Mr. Bland has held senior executive positions in management, finance, sales and marketing at telecommunications companies including, Phone Two Communications, Broadwing Communications and AT&T. He attended Rutgers University.

Jonathan Gruchy is our Chief Financial Officer on a part time basis. He expects to devote 5 % of his time to our business and affairs. Mr. Gruchy has served in accounting and management roles in a variety of industries for the last eight years. He earned a B.S. in Accounting from the University at Buffalo (date) and is a certified public accountant in New York. Mr. Gruchy started his career at CitiGroup as a Financial Analyst in 2012. He then moved into a Controller role with a heavy industrial manufacturer which he has served for over five years. He currently serves a variety of clients offering services in accounting, management, and taxation. Jon has been running his firm Gruchy, CPA since 2017.

Jackson L. Morris fills the statutory position of corporation secretary as a courtesy and incidental to his services as our independent corporate and securities counsel. Mr. Morris has practiced law beginning 1971 and been engaged in the private practice of law since 1975, maintaining his own practice in the Tampa Bay area since 1993. Mr. Morris focuses his practice on corporate and securities law. Mr. Morris earned a B.A. degree in economics from Emory University in 1966, a J.D. degree from Emory University Law School in 1969 and a L.L.M. degree in Federal Taxation from Georgetown Law School in 1974.

Item 6. Executive Compensation.

Except as set forth in the table below, we have not compensated our executive officers in the last three years.

	Year	Stock Awards		Total
Kenneth D. Bland, Chief Executive Officer	2024	$98,569	(1)	$98,569

(1)     985,692,535 shares valued at $0.0001

6

Item 7. Certain Relationships and Related Transactions and Director Independence.

Related Party Transactions.

We have not engaged in any related party transactions.

Family Relationships.

There is no family relationship among our directors and officers

Corporate Governance and Director Independence.

The Company has not:

•	established its own definition for determining whether its directors and nominees for directors are “independent” nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current director would not be deemed to be “independent” under any applicable definition given that he is an officer of the Company; nor

•	established any committees of the board of directors.

In view of our current business and the composition of our management, our board of directors does not believe we require a corporate governance committee at this time.

Item 8. Legal Proceedings.

We are not a party to, nor is our management aware of any pending, legal proceedings.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information

As of the date of this Registration Statement, there are 524 record holders of our common stock.

Our common stock trades in the OTC Pink Market. Trading in our common stock cannot be deemed to be “active”, in view of the limited number of transactions and volume. Brokers cannot publish quotes for our shares and can receive unsolicited offers only

Quarter Ended	High	Low	Volume
March 31, 2022	$0.0001	$0.0001	0
June 30, 2022	$0.0001	$0.0001	0
September 30, 2022	$0.0001	$0.0001	0
December 31, 2022	$0.0061	$0.0024	50,000
March 31, 2023	$0.0225	$0.0225	0
June 30, 2023	$0.016	$0.016	0
September 30, 2023	$0.0144	$0.0144	50,000
December 31, 2023	$0.0143	$0.0143	7,000
March 31, 2024	$0.0175	$0.015	107,217
June 30, 2024	$0.013	$0.013	0

7

Dividends

We have not paid any dividends on our common stock to date and do not presently intend to pay cash dividends.  It is the expectation of our management that future earnings if any, will be retained for use in our business operations. The payment of any dividends in the future will be within the discretion of our board of directors.

Item 10. Recent Sales of Unregistered Securities.

The sales of securities we have made during the last three fiscal years and the current fiscal year through June 30 without registration under the Securities Act of 1933 is set forth in the following table.

Name	Date	Number	Consideration	Relationship
Rhyans Crawford LLC (1)				Executive Officer
Special 2022 Series A Preferred	April 5, 2024	1	Compensation
Common Stock	July 25, 2024	985,692,535	Compensation
A.I. International Corporate Holdings, Ltd. (2)	July 26, 2024	985,692,535	Consulting Fee	Consultant

(1)	Entirely owned by Kenneth D. Bland, our sole director and Chief Executive Officer.
(2)	Entirely owned by Ezzat Jallad.

Item 11. Description of Securities.

The following description of our common stock is qualified in its entirety by reference to our Articles of Incorporation, as amended, and Delaware corporation law. We are authorized to issue 2,000,000,000 shares of common stock, $0.00001 par value per share. At the date of this registration statement, we have 1,994,000,000 shares of common stock issued and outstanding, of which 1,976,572,093 shares are deemed to be “restricted” and subject to Rule 144 with respect to resale. Holders of our common stock:

•	have one vote per share on election of each director and other matters submitted to a vote of stockholders;
•	have equal rights with all holders of issued and outstanding common stock to receive dividends from funds legally available therefore, if any, when, as and if declared from time to time by the board of directors;
•	are entitled to share equally with all holders of issued and outstanding common stock in all of our assets remaining after payment of liabilities, upon liquidation, dissolution or winding up of our affairs;
•	do not have preemptive, subscription or conversion rights; and
•	do not have cumulative voting rights.

Preferred stock

We are authorized to issue 10,000,000 share of preferred stock of which one share is designated as Special 2022 Series A Preferred, which has been issued to Mr. Bland. Mr. Bland has approved termination of the designation and cancellation of the one. We have filed Articles for termination of the one share with Delaware.

8

Item 12. Indemnification of Directors and Officers.

Subchapter IV, §145, of the Delaware corporation law grants us broad powers to indemnify our officers, directors, employees and agents who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Any indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination:

(1) By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

(2) By a committee of such directors designated by majority vote of such directors, even though less than a quorum; or

(3) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

(4) By the stockholders.

We may pay expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

We have the power to purchase and maintain insurance on behalf of any indemnified person.

9

Item 13. Financial Statements and Supplementary Data

INNOVARO, INC.

10

Report of an Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Innovaro, Inc

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Innovaro Inc (the “Company”) as of December 31, 2023, and 2022, the related statements of operations, changes in shareholders’ equity and cash flows, for each of the two years in the period ended December 31, 2023, and 2022, and the related notes collectively referred to as the “financial statements. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and 2022, and the results of its operations and its cash flows for the year ended December 31, 2023, and 2022, in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying financial statements have been prepared assuming the company will continue as a going concern as disclosed in Note to the financial statement, the Company incurred a net loss of $14,632 for the year ended December 31, 2023, and an accumulated deficit of $87,803,324 at December 31, 2023. The continuation of the Company as a going concern through December 31, 2023, is dependent upon improving the profitability and the continuing financial support from its stockholders. Management believes the existing shareholders or external financing will provide additional cash to meet the Company’s obligations as they become due. These factors raise substantial doubt about the company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

F-1

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate. There are no critical audit matters to be communicated.

OLAYINKA OYEBOLA & CO.

(Chartered Accountants)-PCAOB ID 5968

We have served as the Company’s auditor since February 2024.

March 22nd, 2024.

Lagos Nigeria

F-2

INNOVARO, INC.

BALANCE SHEETS

	December 31, 2023	December 31, 2022
ASSETS

CURRENT ASSETS:
Cash	$–	$–

TOTAL ASSETS	$–	$–

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:

Accrued liabilities	$2,500	$1,250
Total Current Liabilities	2,500	1,250

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT:
Preferred stock, 10,000,000 shares authorized, $0.01 par value: 0 issued and outstanding, respectively	–	–
Series A Preferred stock, 1 shares authorized, $1,500 par value: 1 share issued and outstanding, respectively	1,500	1,500
Common stock, 50,000,000 shares authorized, $0.01 par value: 22,614,930 and 17,614,930 issued and outstanding, respectively	226,149	176,149
Additional paid-in capital	87,573,175	87,609,793
Accumulated deficit	(87,803,324)	(87,788,692)
Total Stockholders’ Deficit	(2,500)	(1,250)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$–	$–

The accompanying notes are an integral part of these financial statements.

F-3

INNOVARO, INC.

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2023	2022

Revenue	$–	$–

Expenses:
General and administrative	14,632	1,250
Total operating expenses	14,632	1,250
Loss from operations	(14,632)	(1,250)

Other income (expense):

Total other expense	–	–

Net loss before income taxes	(14,632)	(1,250)
Provision for income tax	–	–
Net Loss	$(14,632)	$(1,250)

Loss per share – basic and diluted	$(0.00)	$(0.00)

Weighted average shares outstanding – basic and diluted	22,614,930	17,614,900

The accompanying notes are an integral part of these financial statements.

F-4

INNOVARO, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2023, AND 2022

	Series A Preferred Stock		Common Stock		Additional	Accumulated	Total Stockholder’
	Shares	Amount	Shares	Amount	Paid-in Capital	Deficit	Deficit

Balance, December 31, 2021	–	$–	17,614,930	$176,149	$87,609,793	$(87,787,442)	$(1,500)
Series A shares issued	1	1,500	–	–	–	–	1,500
Net loss	–	–	–	–	–	(1,250)	(1,250)

Balance, December 31, 2022	1	1,500	17,614,930	176,149	87,609,793	(87,788,692)	(1,250)

Balance, December 31, 2022	1	1,500	17,614,930	176,149	87,609,793	(87,788,692)	(1,250)
Common stock issued	–	–	5,000,000	50,000	(36,618)	–	13,382
Net loss	–	–	–	–	–	(14,632)	(14,632)
Balance, December 31, 2023	1	$1,500	22,614,930	$226,149	$87,573,175	$(87,803,324)	$(2,500)

The accompanying notes are an integral part of these financial statements.

F-5

INNOVARO, INC.

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2023	2022
Cash Flows from Operating Activities:
Net loss	$(14,632)	$(1,250)
Adjustments to reconcile net loss to net cash used by operating activities:

Changes in operating assets and liabilities:
Accounts payable and accrued expenses	1,250,	1,250
Accrued interest – related party	–	–
Accrued interest	–	–
Net cash used in operating activities	(13,382)	–

Cash Flows from Investing Activities:	–	–

Cash Flows from Financing Activities:
Additional paid in capital	13,382	–
Proceeds from related parties	–	–
Net cash provided by financing activities	13,382	–

Net Change in Cash	–	–
Cash beginning of year	–	–
Cash end of year	$–	$–

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$–	$–
Income taxes	$–	$–

The accompanying notes are an integral part of these financial statements.

F-6

INNOVARO, INC.

Notes to Audited Financial Statements

December 31, 2023

NOTE 1 — ORGANIZATION AND OPERATIONS

Innovaro, Inc. (the “Company,” “we,” “us” or “our”), a Delaware corporation, has a fiscal year end of December 31 and is listed on the OTC Pink Markets under the trading symbol INNI. The Company had abandoned its business and failed to take steps to dissolve, liquidate and distribute its assets. It had also failed to meet the required reporting requirements with the Delaware Secretary of State, hold an annual meeting of stockholders and pay its annual franchise tax from 2017 to 2022 which resulted in its Delaware charter being revoked. The Company also failed to provide adequate current public information as defined in Rule 144, promulgated under the Securities Act of 1933, and was thus subject to revocation by the Securities and Exchange Commission pursuant to Section 12(k) of the Exchange Act.

On November 18th , 2022, David Duarte, was appointed as Sole Officer and Director of the Corporation by Asa Lanum, the former remaining Sole Officer and Director. Mr. Duarte was not able to recover any of the Company’s accounting records from previous management but was able to get the shareholder information hence the Company’s outstanding common shares were reflected in the equity section of the accompanying unaudited financial statements for the Twelve months ended December 30, 2023, and 2022.

The company was incorporated in the State of Delaware on July 13th, 1999, as UTEK Corp. The issuer changed its name to Innovaro, Inc. on July 8th, 2010.

On November 18th, 2022, David Duarte, was appointed as Sole Officer and Director of the Corporation by Asa Lanum, the former remaining Sole Officer and Director.

On November 28th, 2022, the Company filed a “Renewal for Void” with the Secretary State of the State of Delaware, which reinstated the Company’s charter and appointed a new Registered Agent in Delaware.

The company remained non-operating for the 2023 fiscal year and is currently engaged in evaluating and assessing new business opportunities.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Stock-based Compensation.

In June 2018, the FASB issued ASU 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 allows companies to account for non-employee awards in the same manner as employee awards. The guidance is effective for fiscal years beginning after December 15, 2018, and interim periods within those annual periods.

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Related Party Transactions

Under ASC 850 “Related Party Transactions” an entity or person is considered to be a “related party” if it has control, significant influence or is a key member of management personnel or affiliate. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. The Company, in accordance with ASC 850 presents disclosures about related party transactions and outstanding balances with related parties.

Derivative Financial Instruments

The Company evaluates its convertible notes to determine if such instruments have derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a weighted-average Black-Scholes-Merton option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America under U.S. GAAP and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1:	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2:	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3:	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s notes payable approximate the fair value of such instruments as the notes bear interest rates that are consistent with current market rates.

Basic and Diluted Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260. Basic earnings (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed using the weighted-average number of common shares and the dilutive effect of contingent shares outstanding during the period. As of December 31, 2023.

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Income Taxes

Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to tax net operating loss carryforwards. The deferred tax assets and liabilities represent the future tax return consequences of these differences, which will either be taxable or deductible when assets and liabilities are recovered or settled, as well as operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established against deferred tax assets when in the judgment of management, it is more likely than not that such deferred tax assets will not become available. Because the judgment about the level of future taxable income is dependent to a great extent on matters that may, at least in part, be beyond the Company’s control, it is at least reasonably possible that management’s judgment about the need for a valuation allowance for deferred taxes could change in the near term.

Tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon settlement. A liability for “unrecognized tax benefits” is recorded for any tax benefits claimed in the Company’s tax returns that do not meet these recognition and measurement standards. As of December 31, 2023 and 2022, no liability for unrecognized tax benefits was required to be reported.

Recently Issued Accounting Pronouncements

The Company has implemented all new applicable accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The Company’s financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As of December 31, 2023, the Company has no source of revenue and has an accumulated deficit of approximately $87,803,324 and requires additional funds to support its operations and to achieve its business development goals, the attainment of which are not assured.

These factors and uncertainties raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might incur in the event the Company cannot continue in existence. Management intends to seek additional capital from new equity securities offerings, debt financing and debt restructuring to provide funds needed to increase liquidity, fund internal growth and fully implement its business plan. However, management can give no assurance that these funds will be available in adequate amounts, or if available, on terms that would be satisfactory to the Company.

The timing and amount of the Company’s capital requirements will depend on a number of factors, including maintaining its status as a public company and supporting shareholder and investor relations.

NOTE 4 – SUBSEQUENT EVENTS

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.

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Item 14. Changes in and Disagreements with Accountants.

We do not have and have not had any disagreements with our independent accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

Financial Statements – see Item 13, above.

Exhibits –

Exhibit No.	Description of Exhibit
3.1	Articles of Incorporation.
3.2	Bylaws.
10.1	Consulting Agreement dated April 1, 2024 (revised).

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

INNOVARO, INC.

Date: August 13th, 2024	By:	/s/ Kenneth D. Bland
Kenneth D. Bland
President

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